UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 27, 2023
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

ITEM 7.01. Regulation FD Disclosure.
Encompass Health Corporation (the “Company” or “Encompass Health”) will hold an investor meeting in New York City on September 27, 2023. Members of management will be presenting on the Company’s strategy and business outlook beginning at 8:30 a.m. ET in the Rainbow Room using the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Investor Day Slides”). The presentations will be webcast live and the Investor Day Slides will be available at
https://investor.encompasshealth.com.
During the presentation, management will affirm as of the date hereof five-year targets for de novo openings, bed additions and discharge growth. Specifically, the Company continues to expect, for the years 2023 through 2027, to open 6 to 10 de novos per year, add 80 to 120 beds to existing hospitals per year, and generate 6% to 8% compound annual discharge growth. Management will also provide the following observations from the third quarter:
•We are pleased with our volume trends in this quarter.
•Although it is very early, our initial results in Medicare’s Review Choice Demonstration for inpatient rehabilitation facilities (“RCD”) are highly encouraging. Recall that the affirmation rate target under RCD is 80% of claims submitted during the first six months. Through September 10th, or less than a month after initiation of RCD in Alabama, we have submitted approximately 440 records and our affirmation rate is above 95%.
Consistent with prior practice, the Company will not be commenting further on financial guidance or operating performance at this point in the current quarter.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the investor day presentations include Adjusted EBITDA and adjusted earnings per share, non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a generally accepted accounting principles in the United States (“GAAP”) basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. These items cannot be reasonably predicted, will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2023 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
• Interest expense and amortization of debt discounts and fees - estimate of $145 million to $155 million
• Amortization of debt-related items - approximately $10 million

The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”). The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operating performance. Accordingly, they can complicate comparisons of the Company’s results of operations across periods and comparisons of the Company’s results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under GAAP as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. The Company reconciles adjusted earnings per share to earnings per share below.

	For the Six Months Ended June 30, 2023
		Adjustments
	As Reported	State Regulatory Change Impact	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA	$478.6	$—	$—	$—	$478.6
Depreciation and amortization	(136.5)	6.1	—	—	(130.4)
Interest expense and amortization of debt discounts and fees	(72.7)	—	—	—	(72.7)
Stock-based compensation	(23.5)	—	—	—	(23.5)
Loss on disposal or impairment of assets	(1.5)	—	—	—	(1.5)
State regulatory change impact on noncontrolling interests	2.2	(2.2)	—	—	—
Change in fair market value of equity securities	(0.6)	—	—	0.6	—
Income from continuing operations before income tax expense	246.0	3.9	—	0.6	250.5
Provision for income tax expense	(64.7)	(1.0)	0.4	(0.2)	(65.5)
Income from continuing operations attributable to Encompass Health	$181.3	$2.9	$0.4	$0.4	$185.0
Diluted earnings per share from continuing operations*	$1.79	$0.03	$—	$—	$1.83
Diluted shares used in calculation	101.0
*    Adjusted EPS may not sum across due to rounding.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 10, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2022 (the “2022 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations, (3) non-ordinary course fees, costs and expenses incurred with respect to any litigation or settlement, (4) share-based compensation expense, (5) costs and expenses associated with changes in the fair value of marketable securities, (6) costs and expenses associated with the issuance or prepayment of debt, and acquisitions, and (7) any restructuring charges and certain pro-forma cost savings and synergies related to transactions and initiatives, which in the aggregate are not in excess of 25% of Adjusted Consolidated EBITDA. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
The calculation of Adjusted EBITDA under the credit agreement does not require us to deduct net income attributable to noncontrolling interests or gains on fair value adjustments of hedging and equity instruments, disposal of assets, and development activities. It also does not allow us to add back losses on fair value adjustments of hedging instruments or unusual or nonrecurring cash expenditures in excess of $10 million. These items and amounts, in addition to the items falling within the credit agreement’s “unusual or nonrecurring” classification, may occur in future periods, but can vary significantly from period to period and may not directly relate to, or be indicative of, the Company's ongoing liquidity or operating performance. Accordingly, the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2022 Form 10-K.
Below is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the six months ended June 30, 2023 and June 30, 2022 as those numbers are a component of a growth percentage discussed in the investor day presentation.

	Six Months Ended June 30,
	2023	2022
	(In Millions)
Net cash provided by operating activities	$434.6	$463.5
Interest expense and amortization of debt discounts and fees	72.7	100.0
Gain (loss) on sale of investments, excluding impairments	1.8	(11.9)
Equity in net income of nonconsolidated affiliates	1.3	1.9
Net income attributable to noncontrolling interests in continuing operations	(51.4)	(43.9)
Amortization of debt-related items	(4.7)	(4.8)
Distributions from nonconsolidated affiliates	(0.2)	(2.9)
Current portion of income tax expense	64.4	52.9
Change in assets and liabilities	(41.4)	(93.4)
Cash used in (provided by) operating activities of discontinued operations	2.9	(75.9)
State regulatory change impact on noncontrolling interests	(2.2)	—
Change in fair market value of equity securities	0.6	5.7
Other	0.2	0.1
Adjusted EBITDA	$478.6	$391.3
.

Forward-Looking Statements
Statements contained in this Form 8-K and the Investor Day Slides which are not historical facts, such as those relating to business outlook, growth targets and guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, an infectious disease outbreak, including the speed, depth, geographic reach and duration of its spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; the legal, regulatory and administrative developments that occur at the federal, state and local levels; Encompass Health's infectious disease prevention and control efforts; the demand for Encompass Health’s services, including based on any downturns in the economy, consumer confidence, or the capital markets; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction and Encompass Health's ability to adapt operations to those changes; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by infectious disease outbreaks, and the impact on Encompass Health's labor expenses from potential union activity, staffing shortages, and competitive compensation practices; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health’s ability to realize construction time and cost savings from prefabrication of hospitals; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; competitive pressures in the healthcare industry and Encompass Health's response thereto; changes in the Medicare regulations specific to inpatient rehabilitation, including the review choice demonstration project and the transfer pricing policies; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2022 and the Company's quarterly reports on Form 10-Q for the quarterly period ended March 31, 2023 and June 30, 2023.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Investor Day Slides of Encompass Health Corporation used in connection with its September 27, 2023 presentation at its investor meeting in New York City.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer
Dated: September 27, 2023